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                                                     Exhibit Index at Page 3



                Securities and Exchange Commission
                      Washington, D.C. 20549





                             Form 8-K
                          Current Report
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):  June 21, 1999


                          Genesee Corporation
        (Exact Name of Registrant as Specified in Charter)


   New York                        0-1653               16-0445920
(State or other Jurisdiction      (Commission           (IRS Employer
 of Incorporation)                 File Number)          Identification No.)


 445 St. Paul Street, Rochester, New York                      14605
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:  (716) 546-1030



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Item 5.    Other Events.

       Genesee Corporation issed a news release on June 21, 1999 which is filed with this report as Exhibit 99.


Item 7.    Exhibits.

       An exhibit filed with this report is identified in the
       Exhibit Index at Page 3.



                            Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Genesee Corporation


Date:   June 25, 1999          By       /s/Mark W. Leunig
                                    Mark W. Leunig, Vice President and Secretary

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                           Exhibit Index

                                                           Page
Exhibit 99     News Release Dated June 21, 1999             4

Page 2


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For Immediate Release                             Contact: Mark W. Leunig
                                                  Director of Investor Relations
                                                  (716) 263-9440



         GENESEE CORPORATION ANNOUNCES MANAGEMENT CHANGES


Rochester, New York, June 21, 1999 -- Genesee Corporation (Nasdaq/NMS: GENBB) today announced that Samuel T. Hubbard, Jr. has been elected President and Chief Operating Officer of the Corporation effective immediately. Mr. Hubbard succeeds John L. Wehle, Jr. as President of the Corporation. Mr. Wehle will continue as Chairman and Chief Executive Officer of the Corporation.

As President and Chief Operating Officer, Mr. Hubbard will be responsible for the operations of the Corporation and its subsidiaries, which include The Genesee Brewing Company, Inc., Ontario Foods, Inc. and Genesee Ventures, Inc. Mr. Wehle said, "The proven ability and leadership experience of Tom Hubbard will be a valuable addition to Genesee's senior management. We are very pleased to add an individual of Tom's caliber to our management team."

Mr. Hubbard has been a director of the Corporation since 1992. From 1986 to 1998, he served as President and Chief Executive Officer of The Alling and Cory Company, a leading distributor of paper and packaging products headquartered in Rochester, New York. Prior to joining Alling and Cory in 1985, Mr. Hubbard was employed in a variety of managerial capacities with Chase Lincoln First Bank and its predecessors in Rochester, New York.

Mr. Hubbard is a graduate of Denison University and holds a Master of Business Administration degree from the University of Rochester. He is a member of the Board of Directors of M&T Bank Corporation and Rochester Gas and Electric Corporation. He is a trustee of the Rochester Institute of Technology. Mr. Hubbard resides in the town of Brighton, New York, with his wife, Peggy and their two children.

Mr. Hubbard stated upon his election 'I am pleased to be joining the Genesee team. The Corporation has a proud and successful history. It is faced with a number of challenges due to external market forces and I look forward to working with the employees and management team to craft and execute strategies that will increase the value of the Corporation."


Copies of Genesee Corporation press releases are available free of charge by calling PRNewswire's Company News On Call at 800-758-5804, Extension 352775, or on the Internet at http://www.prnewswire.com/cnoc.

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